Exhibit 99.10

SCOTTISH POWER PLC VOTING INSTRUCTION CARD Please Mark Here for Address Change or Comments SEE REVERSE SIDE Court Meeting Resolution To approve the Scheme of Arrangement dated February 26, 2007 between the Company and the Scheme Shareholders and to authorise the directors to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect. Extraordinary General Meeting Resolution To consider and, if thought, pass a special resolution to approve: (i) the reorganisation of the Company’s share capital referred to in the Scheme; (ii) the Capital Reduction and the issue of New ScottishPower Shares to Iberdrola provided for in the Scheme; and (iii) the amendments to the Articles in accordance with the Scheme and in the manner described. FOR AGAINST VOTE WITHHELD FOR AGAINST VOTE WITHHELD The “vote withheld” option is provided to enable you to abstain on the resolution(s). However, it should be noted that a “vote withheld” is not a vote in law and will not be counted in the calculation of votes “for” and “against” the resolution(s). If you wish to attend and vote in person at the Court Meeting and the Extraordinary General Meeting (including any adjournment thereof), please mark the box at right. NOTE: Choosing this option voids any instructions indicated above. If you wish to appoint a person other than the Nominee of the Depositary as your proxy to attend and vote on your behalf at the Court Meeting and the Extraordinary General Meeting (including any adjournment thereof), please mark the box at right and write the name of your proxy below. NOTE: Choosing this option voids any instructions indicated above. You should therefore instruct your proxy how you wish your ADSs to be voted. Mark box at right if you wish to give a discretionary proxy to a person designated by the Company. NOTE: Marking this box SUPERSEDES ANY other instructions indicated on the Voting Instruction Card. ADS Holder Co-owner sign here: Date: sign here: Date: FOLD AND DETACH HERE Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Internet and telephone voting is available through 11:59 PM Eastern Time on March 25, 2007. Your Internet or telephone vote authorizes the nominee of the Depositary to vote your ADSs in the same manner as if you marked, signed and returned your Voting Instruction Card. YOUR VOTE IS IMPORTANT. PLEASE VOTE, OR INDICATE THAT YOU INTEND TO VOTE IN PERSON, IMMEDIATELY. Internet http://www.proxyvoting.com/spi Use the Internet to vote your proxy. Have your Voting Instruction Card in hand when you access the web site. OR Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your Voting Instruction Card in hand when you call. OR Mail Mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Voting Instruction Card. Scottish Power plc Court Meeting and Extraordinary General Meeting To holders of American Depositary Shares (“ADSs”) representing Ordinary Shares of Scottish Power plc. JPMorgan Chase Bank, N.A. (the “Depositary”) has received advice that a Court Meeting and an Extraordinary General Meeting of Shareholders (the “Meetings”) of Scottish Power plc (the “Company”) will be held at the Crowne Plaza, Congress Road, Glasgow G3 8QT Scotland, United Kingdom, on March 30, 2007, beginning at 11 a.m. and 11:10 a.m. (London time) respectively, or, in respect of the Extraordinary General Meeting, as soon thereafter as the Court Meeting has concluded or been adjourned, for the purposes set forth above. A copy of the Scheme of Arrangement including the Notice of the Court Meeting and Extraordinary General Meeting, dated February 26, 2007, is enclosed. If you wish to have the Depositary, through its nominee or nominees, vote or appoint a proxy to vote the Ordinary Shares represented by your American Depositary Share(s) for or against or to withhold from the Resolutions to be proposed at the Court Meeting and/or the Extraordinary General Meeting (including any adjournment thereof), or if you wish to attend and vote at the Court Meeting and the Extraordinary General Meeting in person or to appoint a proxy other than the nominee of the Depositary to vote your ADSs, kindly execute and forward to JPMorgan Chase Bank, N.A., the attached Voting Instruction Card in sufficient time to reach the Depositary before 3:00 p.m. (New York time) on March 26, 2007. Only the holders of record at the close of business (New York time) on February 20, 2007 will be entitled to execute the attached Voting Instruction Card. JPMorgan Chase Bank, N.A., Depositary Additionally, holders of ScottishPower ADSs are hereby notified that the Amended and Restated Deposit Agreement (the “Deposit Agreement”) dated as of May 1, 2001 between the Depositary, the Company and all holders from time to time of ADRs issued thereunder, and as a result, the ADR program, will be terminated by the Company if the Scheme of Arrangement described in the first resolution above becomes effective. After the effectiveness of the Scheme of Arrangement, the Depositary and its agents will perform no further acts under the Deposit Agreement and the ADRs, except to receive and hold (or sell) distributions on Deposited Securities and deliver deposited securities being withdrawn. As soon as practicable after the expiration of six months from the effectiveness of the Scheme of Arrangement, the Depositary shall sell any deposited securities and hold the net proceeds of such sales without liability for interest, for the pro rata benefit of the holders of ADRs entitled thereto. IMPORTANT NOTE: Please do not enclose any ScottishPower ADR certificates with your completed Voting Instruction Card, which must be returned in the WHITE, postage-paid business reply envelope. Any ADR certificates must be enclosed in the BROWN, non postage-paid business reply envelope, along with the LIGHT YELLOW ScottishPower ADS Letter of Transmittal and Election Form.

SCOTTISH POWER PLC COURT MEETING AND EXTRAORDINARY GENERAL MEETING JPMorgan Chase Bank, N.A., Depositary P.O. Box 3500, South Hackensack, NJ 07606-3500 Registered ADS holders at the close of business (New York time) on February 20, 2007, will be able to attend, speak and vote at the Court Meeting and the Extraordinary General Meeting (including any adjournment thereof). If you plan to attend the Court Meeting and the Extraordinary General Meeting, please mark the appropriate box on the reverse and the Depositary will make the necessary arrangements for admittance.

The ADS holder as named on the reverse, a registered holder of ADSs representing Ordinary Shares of Scottish Power plc of record at the close of business (New York time) on February 20, 2007, hereby requests and authorizes (unless the holder has marked the box on the reverse indicating an intention to attend and vote at the Court Meeting and the Extraordinary General Meeting in person or has marked the box on the reverse appointing a person other than the nominee of the Depositary as proxy) JPMorgan Chase Bank, N.A., Depositary, through its nominee to vote or execute a proxy to vote the underlying ordinary shares of the Company represented by such ADSs on the Resolutions at the Court Meeting and Extraordinary General Meeting of Shareholders of the Company to be held at the Crowne Plaza, Congress Road, Glasgow, G3 8QT, Scotland, United Kingdom, on Friday, March 30, 2007, beginning at 11 a.m. and 11:10 a.m. (London time) respectively, or, in respect of the extraordinary general meeting, as soon thereafter as the Court Meeting has concluded or been adjourned, or at any postponements or adjournments of that Meeting, as set forth on the reverse, and, in its discretion, upon any other business that may properly come before the Meeting. This Voting Instruction Card, when properly signed and dated, will be voted in the manner directed herein unless you indicate that you wish to attend and vote in person or to appoint a person other than the nominee of the Depositary to vote your ADSs. If you mark the box to indicate that you wish to attend and vote in person at the Court Meeting and the Extraordinary General Meeting (including any adjournment thereof), you will be entitled to attend and vote the Ordinary Shares underlying your ADSs at your discretion (provided that you present a valid passport or other government issued photo ID when seeking admittance), but you may nonetheless attend and vote in person. If you mark the box to indicate that you wish to give a discretionary proxy to a person designated by the Company, the underlying Ordinary Shares represented by your ADSs may be voted by such person in his or her discretion. If these instructions are properly signed and dated but no direction is made, or you do not return this Voting instruction Card in accordance with the instructions on the reverse (unless you use the internet or telephone procedures as described on the reverse side), the Ordinary Shares underlying your ADSs will not be voted by the Depositary at the Court Meeting and the Extraordinary General Meeting (or any adjournment there of), and you will not be allowed to appoint another person as your proxy to vote your ADSs, but you may nonetheless attend and vote in person.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED WHITE ENVELOPE.

Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. in the case of a corporation, this signature should be that of an authorized officer who should state his or her title. in the case of a partnership, please sign in the partnership name by an authorized person. Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE